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                                                                   Exhibit 10.7

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 15/th/ day of August, 1996 by and between Mobile Telecommunication Technologies Corp., a Delaware corporation (hereinafter referred to as the "Company"), and Robert Kaiser (hereinafter referred to as "Executive").

     WHEREAS, the Company is desirous of retaining the Executive as Senior Vice President - Finance and Chief Financial Officer of the Company; and

     WHEREAS, the Executive is willing to serve the Company in such capacities on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Executive and the Company, the parties hereto agree as follows:


                                   ARTICLE 1

                                  EMPLOYMENT

     1.1  Term of Employment.  The Executive shall be employed by the Company as
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Senior Vice President - Finance and Chief Financial Officer for a period of three years commencing as of the date hereof (the "Effective Date") and terminating on August 14, 1999, unless earlier terminated as provided in this Agreement (the "Term"); provided, however, that commencing on the first anniversary of the Effective Date and on each anniversary thereafter, the Term shall automatically be extended for an additional year unless the Company or the Executive shall have given written notice not later than 120 days preceding such anniversary that the Company or the Executive, as the case may be, does not wish to have the Term so extended.

     1.2  Duties of Executive.   The Executive shall be employed on a full time
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basis to hold the office of Senior Vice President - Finance and Chief Financial
Officer of the Company, and shall perform such duties as are normally performed by a senior vice president - finance and chief financial officer of a publicly-traded corporation in the telecommunications industry. The Executive hereby accepts such employment and undertakes to use his best efforts to discharge his duties and responsibilities. During the Term, the Executive shall devote his full business time to the discharge of his duties and responsibilities under this Agreement.
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     1.3  Compensation.  During the Term, the Executive shall be entitled to a
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base salary equal to $215,000 per year payable twice monthly, subject to any future increases authorized by the Compensation Committee of the Board of Directors of the Company. In the event that the Compensation Committee of the Board of Directors fails to authorize an annual increase in the Executive's base salary, the Executive shall be entitled to a cost of living adjustment for such year as of the anniversary date of this Agreement in an amount determined by multiplying Executive's then annual base salary (inclusive of any previous increases and cost of living adjustments pursuant to this Section 1.3) by the percentage annual increase from the preceding anniversary date in the Bureau of Labor Statistics, U.S. Department of Labor, 1982 Revised consumer Price Index (1967 = 100), it being the intention of the parties hereto that the annual base salary of Executive shall be increased (but at no time decreased) by a percentage equal to the increase from the prior year in the aforementioned Bureau of Labor Statistics, U.S. Department of Labor, 1982 Revised Consumer Price Index (1967 = 100).

     1.4  Expense Reimbursements.  The Company shall reimburse the Executive for
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business expenses reasonably incurred in connection with his employment in accordance with the Company's reimbursement practice for executive officers upon presentation of adequate documentation.

     1.5  Benefits.
          --------

      a) The Executive shall be entitled to four weeks annual paid vacation in accordance with the Company's vacation policy applicable to executive personnel as in effect from time to time.

      b) The Executive shall be eligible for bonuses from time to time in accordance with the Company's Short-Term Management Incentive Plan and Long-Term Management Incentive Plan (or any successor plans) as may be established or granted by the Compensation Committee of the Board of Directors of the Company.

      c) The Executive shall be granted options to purchase 150,000 shares of Common Stock of the Company pursuant to the 1990 Executive Incentive Plan at an exercise price equal to $12.00 per share and vesting over a period of four years at the rate of 25% per year.

      d) The Executive shall be awarded 25,000 shares of Restricted Stock pursuant to the 1990 Executive Incentive Plan which shall vest over a period of four years at the rate of 25% per year.

      e) The Executive shall be entitled to receive all other employee benefits and to participate in any employee benefit plans or programs as are generally offered to or provided for executive officers of the Company from time to

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          time during the Term, including, without limitation, the
          following: (i) Section 401(k) Plan; (ii) automobile allowance of $1,000 per month, (iii) cellular telephone; (iv) initiation and monthly dues for one club; (v) immediate medical insurance for the Executive and dependents and disability insurance for the Executive; and (vi) immediate life insurance coverage for the executive in the amount of $100,000.

      f) As an inducement and in further consideration of the Executive entering into this Agreement, the Company agrees to pay the Executive a signing bonus in the amount of $100,000, which amount will be payable in two equal installments of $50,000 each, the first such installment payable on the date the Executive commences employment with the Company and the second such installment payable on August 15, 1997, subject in the case of the second installment to a determination by the Compensation Committee of the Board of Directors of the Company that the Executive has satisfactorily performed his duties and responsibilities pursuant to this Agreement.

       g) The Executive acknowledges and agrees that he will relocate his primary residence to Jackson, Mississippi in order to perform his duties and responsibilities as Senior Vice President - Finance and Chief Financial Officer of the Company, and the Company agrees to reimburse Executive for customary relocation expenses in accordance with the Company's relocation policy. The Company also agrees to reimburse Executive for the difference, if any, between $410,000 and the actual sales price of Executive's residence in Dallas, Texas, provided that such reimbursement shall not exceed $25,000 and shall be grossed up for all applicable taxes. In addition to the above, the Company will pay for reasonable travel expenses between Dallas, Texas and Jackson, Mississippi pending the sale of the Dallas residence.

     1.6  Disability of Executive.  The Company has secured (or will secure, as
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soon as practicable after the date hereof) disability income insurance for the benefit of Executive such that, should Executive become totally disabled during the Term, and, by reason of such total disability be unable to perform his duties and responsibilities pursuant to this Agreement for a period of three consecutive months, the Executive will receive monthly disability income payments through such disability income insurance program in the amount of $6,000 per month, commencing at the end of said three month period and continuing until the termination or discontinuance of such disability or the period provided for in the insurance program, whichever is longer. The Executive's compensation provided for in Section 1.3 shall continue until the commencement of disability payments provided in this Section 1.6. If and to the extent disability income payments are not payable to the Executive through such disability income insurance program by reason of the amendment or termination thereof, then the Company shall itself pay such disability income payments to Executive. In the event the Executive

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becomes totally disabled within the meaning of this Section 1.6 prior to July
15, 1997, all payments due and owing to Executive pursuant to Section 1.5(f) will be paid to the Executive by the Company.


                                   ARTICLE II

                             COVENANTS OF EXECUTIVE

     2.1  Confidentiality.  The Executive recognizes the interest of the Company
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and its subsidiaries in maintaining the confidential nature of their proprietary and other business and commercial information. During the Executive's employment with the Company and following termination thereof for any reason, the Executive shall not (except as authorized in writing by the Board of Directors of the Company) publish, disclose or use for his own benefit or for the benefit of a business or entity other than the Company, its subsidiaries or otherwise, any secret, confidential, proprietary or other information not generally known to public which was acquired by the Executive during his employment relating to the Company's or any of its subsidiaries' businesses, operations, customers, suppliers, products, employees, financial affairs, trade or industrial practices, trade secrets, technology, know-how or intellectual property. All records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to the Company or its subsidiaries shall be and remain the sole property of the Company and such subsidiaries. Upon termination of the Executive's employment hereunder, Executive shall not remove from the Company's premises or retain any of the materials described in this Section 2.1, and all such materials in the Executive's possession shall be returned promptly to the Company.

     2.2  Non-Competition.  During the Executive's employment with the Company,
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and for the two-year period following the termination of Executive's employment with the Company for any reason (subject to the provisions of Section 3.2) Executive shall not, without the prior written consent of the Board of Directors of the Company, which consent may be withheld at the sole discretion of such Board of Directors, engage or participate in, assist or have an interest in, directly or indirectly, whether as an officer, director, partner, owner, employee, consultant, agent or otherwise, the operation, management or conduct of any business or enterprise that directly competes in the same geographical area with any primary line of business in which the Company or any of its subsidiaries is now engaged or hereafter engages; provided, however, that nothing in this Section 2.2 shall prohibit the Executive from acquiring or holding, for investment purposes, securities of any corporation which may compete directly or indirectly with the Company.

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

                                  ARTICLE III

                           TERMINATION OF EMPLOYMENT

     3.1  Termination For Cause.  This Agreement and the Executive's employment
          ---------------------
with the Company may be terminated by the Company during the Term upon the occurrence of one or more of the following events:

      a)  The Executive's death;

      b)  If the Executive shall become totally disabled (within the meaning of
          Section 1.6 hereof) and begins to receive disability income payments as provided in Section 1.6 hereof; or

      c) For cause, which for purposes of this Agreement shall mean that the Executive shall have committed:

          (i) an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;

          (ii) intentional wrongful damage to property of the Company or any of its subsidiaries; or

          (iii) intentional wrongful disclosure of secret processes or confidential information of the Company or any of its subsidiaries;

and any such act shall have been materially harmful to the Company. For purposes of this Agreement, no act, or failure to act, on the part of Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. If the Executive's employment with the Company is terminated upon the occurrence of one or more of the events specified in clauses (a), (b), or (c) of this Section 3.1, then the Executive shall only be entitled to receive Executive's then unpaid base salary prorated to the date of termination, and the Executive shall not be entitled to any other compensation or benefits for any period after the date of termination, except as provided in Section 1.6 of this Agreement.

   3.2 Termination by Company.  This Agreement and the Executive's employment
       ----------------------
       with the Company may be terminated by the Company at any time during the Term for any reason other than the occurrence of one or more of the events specified in clauses (a), (b) or (c) of Section 3.1; provided that in the event of termination for any reason other than the occurrence of one or more of the events specified in clauses (a), (b) or (c) of Section 3.1, the Executive shall be

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       entitled to receive his base salary and automobile allowance for the remainder of the term and any payments due and owing to Executive pursuant to Section 1.5(f) hereof shall be paid by the Company, which shall be in full satisfaction of the Company's obligations hereunder, and Executive shall not be entitled to any other compensation or benefits during such period arising out of or in connection with this Agreement or the Executive's employment with the Company. In addition, in the event that this Agreement and the Executive's employment with the Company are terminated by the Company pursuant to this Section 3.2, Section 2.2 of this Agreement will not be applicable to the Executive.

                                   ARTICLE IV

                               GENERAL PROVISIONS

     4.1  Withholding of Taxes.  The Company may withhold from any amounts
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payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

     4.2  Notice.  For purposes of this Agreement, all communications including,
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without limitation, notices, consents, requests or approvals provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     4.3  Governing Law.  The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
Delaware, without giving effect to the principles of conflict of laws of such State.

     4.4  Validity.  If any provisions of this Agreement or the application of
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any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

     4.5  Entire Agreement.  This Agreement supersedes any other agreement, oral
          ----------------
or written, between the parties with respect to the employment of Executive by the Company, and contains all of the agreements and understandings between the parties with respect to such employment. Any waiver or modification of any term of this Agreement shall be effective only if it is signed in writing by both parties.

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     4.6  Successors and Binding Agreements.
          ---------------------------------

      a) This Agreement shall be binding upon and inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegatable by the Company. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise.

      b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributee and legatees.

      c) The Company shall require any successor to agree (by agreement in form and substance satisfactory to Executive) within thirty (30) days after becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

      d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder.

     4.7  Captions.  The captions in this Agreement are solely for convenience
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of reference and shall not be given any effect in the construction or interpretation of the Agreement.

     4.8  Miscellaneous.  No provisions of this Agreement may be modified,
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waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject mater hereof have been made by either party which are not set forth expressly in this Agreement.

     4.9  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                         MOBILE TELECOMMUNICATION
                         TECHNOLOGIES CORP.

                         By: /s/ John N. Palmer
                            ----------------------------
                              John N. Palmer
                              Chairman of the Board

                            /s/ Robert Kaiser
                            ----------------------------
                              Robert Kaiser


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